EXHIBIT 99.1

FOR RELEASE

Tower Automotive, Inc.	Contact: Joe Kirik (248) 675-6253
27275 Haggerty Road	(248) 649-8900
Novi, MI 48337	kirik.joe@towerautomotive.com
NO COMPETING BIDS RECEIVED TO PROPOSED SALE OF TOWER AUTOMOTIVE
NOVI, Mich., June 21, 2007 — Tower Automotive (OTCBB: TWRAQ) today announced the marketing process ordered by the U.S. Bankruptcy Court in conjunction with Tower’s Chapter 11 Plan has concluded and no competing bids to purchase the company were received. As a result, the auction scheduled for June 25, 2007, has been cancelled and Tower will request Bankruptcy Court approval of the previously announced sale agreement with TA Acquisition Company, LLC, an affiliate of Cerberus Capital Management, L.P.
The Bankruptcy Court is scheduled to hear Tower’s request to confirm its Chapter 11 Plan and approve the sale on July 11, 2007. If successful, the company expects to close the transaction by July 31, 2007.
About Tower Automotive
Tower Automotive, Inc. is a global designer and producer of vehicle structural components and assemblies used by every major automotive original equipment manufacturer, including BMW, DaimlerChrysler, Fiat, Ford, General Motors, Honda, Hyundai/Kia, Nissan, Toyota, Volkswagen and Volvo. Products include body structures and assemblies, lower vehicle frames and structures, chassis modules and systems, and suspension components. Additional company information is available at www.towerautomotive.com.
Forward-Looking Statements
All statements, other than statements of historical fact, included in this press release or incorporated by reference herein, are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “intends,” “project,” “plan” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management as well as on assumptions made by and information currently available to the Company at the time such statements were made.

Tower Automotive Files Plan and Disclosure Statement — p. 2
Various economic and competitive factors could cause actual results to differ materially from those discussed in such forward-looking statements, including factors which are outside the control of the Company, such as risks relating to: (i) confirmation of a plan of reorganization under the Bankruptcy Code which would allow the Company to reduce unsustainable debt and other liabilities and simplify the Company’s complex and restrictive capital structure; (ii) the Company’s reliance on major customers and selected vehicle platforms; (iii) the cyclicality and seasonality of the automotive market; (iv) the failure to realize the benefits of acquisitions and joint ventures; (v) the Company’s ability to obtain new business on new and redesigned models; (vi) the Company’s ability to achieve the anticipated volume of production from new and planned supply programs; (vii) the general economic or business conditions affecting the automotive industry (which is dependent on consumer spending), either nationally or regionally, being less favorable than expected; (viii) the Company’s failure to develop or successfully introduce new products; (ix) increased competition in the automotive components supply market; (x) unforeseen problems associated with international sales, including gains and losses from foreign currency exchange; (xi) implementation of or changes in the laws, regulations or policies governing the automotive industry that could negatively affect the automotive components supply industry; (xii) changes in general economic conditions in the United States, Europe and Asia; and (xiii) various other factors beyond the Company’s control. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.
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